Exhibit 23.2
Arcadia Resources, Inc.
Indianapolis, Indiana
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this amended Registration Statement of our report dated July 14, 2009, relating to the consolidated financial statements and schedules of Arcadia Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman
BDO Seidman, LLP
Troy, Michigan
December 17, 2009